UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 5, 2007 (December 31, 2006)

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8233 Baumgart Road, Evansville, IN	47725

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 31, 2006, the Company entered into an Employment and Noncompetition Agreement with Mark L. Lemond, the Company's President and Chief Executive Officer. The term of the agreement is through January 31, 2010. The term of the agreement will automatically be extended one year on February 1st of each year commencing February 1, 2008 unless either party gives notification not more than 90 and not less than 30 days prior to a February 1st, in which case the agreement will terminate three years after such February 1st. The agreement provides for an annual base salary equivalent to his salary for fiscal year 2006, subject to increase by the Compensation Committee of the Company's Board of Directors. Mr. Lemond is entitled to participate in the Company's 2006 Executive Incentive Compensation Plan or any successor plan ("Incentive Compensation Plan") the Company may establish from time to time. Under the agreement, employment will terminate upon Mr. Lemond's death and may be terminated by the Company upon Mr. Lemond's disability, for "Cause" (as defined in the agreement) or without Cause. Mr. Lemond may terminate his employment voluntarily, for "Good Reason" (defined as a reduction in salary or position, involuntary relocation, breach of the agreement by the Company, or notification that the Company will not extend the agreement term), or by his retirement. If Mr. Lemond is terminated due to his death or disability, is terminated for Cause, voluntarily terminates his employment or retires, he will receive (i) earned but unpaid base salary plus (ii) as long as the reason is not for Cause or a voluntary termination, a prorated portion of his target bonus under the Incentive Compensation Plan for the fiscal year in which the termination occurs. If Mr. Lemond is terminated by the Company without Cause or terminates for Good Reason, he will receive (i) earned but unpaid base salary, (ii) a prorated portion of his target bonus under the Incentive Compensation Plan for the fiscal year in which the termination occurs, (iii) a lump-sum payment equivalent to three times the sum of (a) his base salary plus (b) his target bonus under the Incentive Compensation Plan for the fiscal year in which the termination occurs, and (iv) medical and dental benefits for the lesser of the remainder of the contract term or until Mr. Lemond is reemployed and is eligible for health care coverage. Additionally, all unvested options will immediately vest. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), Mr. Lemond would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to Mr. Lemond under the agreement are subject to certain conditions, including the agreement by Mr. Lemond not to compete with the Company for a period of two years following the termination of his employment.

          On December 31, 2006, the Company also entered into Employment and Noncompetition Agreements with Timothy Baker, Executive Vice President, Operations, Clifton E. Sifford, Executive Vice President, General Merchandise Manager, and W. Kerry Jackson, Executive Vice President and Chief Financial Officer. The original term of the agreements is through February 1, 2009. The agreements are automatically extended for successive one-year periods unless either party gives notification prior to the end of the then term of the agreement that the term of the agreement shall no longer be extended. The agreements provide for an annual base salary equivalent to the salary for each executive in effect as of December 31, 2006, subject to increase by the Compensation Committee of the Company's Board of Directors. Messrs. Baker, Sifford and Jackson are each entitled to participate in the Company's Incentive Compensation Plan. Under each of the agreements, employment of the executive may be terminated by the Company upon death or disability of the executive or by the Company for "Cause" (as defined in the agreements) or without Cause. The executive may terminate employment voluntarily or for "Good Reason" (defined as a reduction in salary or position). If an executive is terminated due to his death or disability, is terminated for Cause or voluntarily terminates his employment, the executive will receive only amounts that are earned and unpaid as of the date of termination. If an executive is terminated by the Company without Cause or terminates his employment for Good Reason, absent a "Change in Control," the executive will receive (i) earned but unpaid base salary, (ii) a prorated portion of his target bonus under the Incentive Compensation Plan for the fiscal year in which the termination occurs, and (iii) a lump sum payment equal to 150% of his base salary. He will also be reimbursed for health care premiums for the lesser of 18 months or until the executive is reemployed and is eligible for health care coverage. Additionally, any non-vested stock options granted after the date of the agreement that would have vested within 12 months of termination will become immediately exercisable. If the executive is terminated by the Company without Cause or terminates his employment for Good Reason within two years of a "Change in Control" (as defined in the agreement), the executive is entitled to a lump sum payment within 30 days of termination equivalent to 200% of his base salary plus the target bonus under the Incentive Compensation Plan for the fiscal year in which the termination occurs. The executive is also entitled to reimbursement for health care premiums for the lesser of 18 months or until the executive is reemployed and is eligible for health care coverage, and to outplacement services. In addition, any non-vested stock options that would have vested within 12 months of termination will become immediately exercisable. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Code, the executive would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to the executive under the agreement are subject to certain conditions, including the agreement by the executive not to compete with the Company for a period of one year following the termination of the executive's employment.

          Employment and noncompetition agreements that the Company previously had with Messrs. Lemond, Baker and Sifford were terminated and replaced by these new agreements.

          The foregoing descriptions of the Employment and Noncompetition Agreements do not purport to be complete and are qualified in their entirety by reference to the Employment and Noncompetition Agreements, which are filed as Exhibits 10-S, 10-T, 10-U and 10-V hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Exhibits
10-S	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Mark L. Lemond
10-T	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Timothy Baker
10-U	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Clifton E. Sifford
10-V	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and W. Kerry Jackson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: January 5, 2007	By:	/s/ W. Kerry Jackson

W. Kerry Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibits
10-S	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Mark L. Lemond
10-T	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Timothy Baker
10-U	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and Clifton E. Sifford
10-V	Employment and Noncompetition Agreement dated as of December 31, 2006 between the Registrant and W. Kerry Jackson